Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 6, 2015, in the Registration Statement (Amendment No. 3 to Form F-1 No. 333-201283) and related Prospectus of Biondvax Pharmaceuticals Ltd. dated April 28, 2015.

Tel Aviv, Israel April 28, 2015	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global